LAW OFFICES OF
                          WARREN J. SOLOSKI
                     A PROFESSIONAL CORPORATION
                   11300 West Olympic Blvd., Suite 800
                     Los Angeles, California 90064
                           (310) 477-9742


May 30, 2001


Natalma  Industries,  Inc.
1550  Ostler  Court
N.  Vancouver,  B.C.,  Canada  V7G  2P1

RE:  Registration Statement on Form SB-2/A re 350,000 Shares of
     Common Stock (Registration No: 333-79405)

Ladies and Gentlemen:

We have acted as counsel to Natalma Industries, Inc., a Nevada corporation (the "Company") in connection with the filing of
Registration Statement to which this opinion is an Exhibit (the "Registration Statement") with respect to the offer and sale of up to an aggregate of 350,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares") as described in the Registration Statement.

We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

We have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies documents and, except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

Based up the foregoing and in reliance hereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares to be issued have been duly authorized and reserved and when issued upon payment will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Nevada, including
Chapter 78 of the Nevada Revised Statutes, and federal law as in effect on the date hereof, exclusive of state securities and blue sky laws, rules and regulations, and to all facts as they presently exist.

We here by consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very  truly  yours,
Warren J. Soloski,  A Professional Corporation
By: /s/ Warren J. Soloski, President